EXHIBIT 99.2

                             AEP TEXAS NORTH COMPANY

                                OFFER TO EXCHANGE

                      5.50% SENIOR NOTES, SERIES B DUE 2013
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       FOR
          ANY AND ALL OUTSTANDING 5.50% SENIOR NOTES, SERIES A DUE 2013

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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
   ____________, 2003, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.
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                                                              ____________, 2003

TO BROKERS, DEALERS, COMMERCIAL BANKS,
      TRUST COMPANIES AND OTHER NOMINEES:

As described in the enclosed Prospectus, dated ____________, 2003 (the "Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), AEP Texas North Company (the "Company") is offering to exchange up to $225,000,000 aggregate principal amount of the Company's 5.50% Senior Notes, Series B due 2013, which have been registered under the Securities Act of 1933, as amended (collectively, the "Exchange Notes"), for up to $225,000,000 aggregate principal amount of outstanding 5.50% Senior Notes, Series A due 2013 (collectively, the "Outstanding Notes") (the "Exchange Offer"). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of February 1, 2003 by and between the Company and the initial purchasers referred to therein. The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

       The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Notes pursuant to the Exchange Offer. HOWEVER, YOU WILL BE REIMBURSED BY THE COMPANY FOR CUSTOMARY AND REASONABLE MAILING AND HANDLING EXPENSES INCURRED BY YOU IN FORWARDING THE ENCLOSED MATERIALS TO YOUR CLIENTS, INCLUDING THE REASONABLE EXPENSES OF OVERNIGHT COURIER SERVICES. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

       For your information and for forwarding to your clients for whom you hold the Notes held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

       1.     The Prospectus;

       2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

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       3.     A form of Notice of Guaranteed Delivery; and

       4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Notes held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

       WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

       To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Outstanding Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

       If a registered holder of Outstanding Notes desires to tender, but such Notes are not immediately available, or time will not permit such holder's Outstanding Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the captions "The Exchange Offer - Procedures for Tendering" and "The Exchange Offer - Guaranteed Delivery Procedures".

       Any inquiries you may have with respect to the Exchange Offer should be addressed to Bank One, N.A., the exchange agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                       Very truly yours,



                                       AEP Texas North Company


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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